Earnings Presentation First Quarter 2025 Exhibit 99.2

2 Important Notice This presentation is prepared for Ares Management Corporation (“Aresˮ) (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statementsˮ within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as “outlook,ˮ “believes,ˮ “expects,ˮ “potential,ˮ “continues,ˮ “may,ˮ “will,ˮ “should,ˮ “seeks,ˮ “predicts,ˮ “intends,ˮ “plans,ˮ “estimates,ˮ “anticipates,ˮ “foreseesˮ or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including those described in the “Risk Factorsˮ section of our filings with the Securities and Exchange Commission (“SECˮ). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Glossary. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the “Glossaryˮ slides. The results contained in this presentation are made as of March 31, 2025, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date. Throughout this presentation, “NMˮ indicates data has not been presented as it was deemed not meaningful.

3 Q1-25 Financial Results Assets Under Management Corporate Actions Recent Developments First Quarter 2025 Highlights 1. Unconsolidated management fees includes $9.9 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q1-25 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $38.2 million for Q1-25 and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. 2. Net inflows of capital represents gross capital commitments less redemptions. • Total Assets Under Management (“AUMˮ) of $545.9 billion • Total Fee Paying AUM (“FPAUMˮ) of $335.1 billion • Available Capital of $142.0 billion • AUM Not Yet Paying Fees available for future deployment of $81.5 billion • Raised $20.2 billion, with net inflows of capital(2) of $19.6 billion • Capital deployment of $31.4 billion, including $16.7 billion by our drawdown funds • On March 1, 2025, Ares completed the acquisition of the international business of GLP Capital Partners Limited and certain of its affiliates, excluding its operations in Greater China (“GCP Internationalˮ), and existing capital commitments to certain managed funds (such acquisition of GCP International and the capital commitments, the “GCP Acquisitionˮ), increasing our AUM by $45.3 billion. The activities of GCP International are included within the Real Assets Group segment. • GAAP net income attributable to Ares Management Corporation of $47.2 million • GAAP basic and diluted earnings per share of Class A and non-voting common stock of $0.00 • GAAP management fees of $817.0 million • Unconsolidated management fees and other fees of $856.5 million(1) • Fee related performance revenues of $28.1 million • Fee Related Earnings of $367.3 million • Realized Income of $405.9 million • After-tax Realized Income of $1.09 per share of Class A and non-voting common stock • Declared quarterly dividend of $1.12 per share of Class A and non-voting common stock, which is payable on June 30, 2025 to stockholders of record as of June 16, 2025 • Declared quarterly dividend of $0.84375 per share of Series B mandatory convertible preferred stock, which is payable on July 1, 2025 to preferred stockholders of record as of June 15, 2025 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

4 Three months ended March 31, $ in thousands, except share data 2025 2024 Revenues Management fees $816,987 $687,692 Carried interest allocation 160,008 (32,478) Incentive fees 32,048 8,667 Principal investment income 21,998 7,050 Administrative, transaction and other fees 57,764 36,432 Total revenues 1,088,805 707,363 Expenses Compensation and benefits 657,125 412,951 Performance related compensation 122,633 (50,532) General, administrative and other expenses 227,914 170,928 Expenses of Consolidated Funds 6,656 5,146 Total expenses 1,014,328 538,493 Other income (expense) Net realized and unrealized gains on investments 268 10,516 Interest and dividend income 17,656 5,382 Interest expense (36,387) (37,824) Other income (expense), net (10,714) 270 Net realized and unrealized gains on investments of Consolidated Funds 88,406 34,424 Interest and other income of Consolidated Funds 160,072 257,276 Interest expense of Consolidated Funds (152,740) (207,866) Total other income, net 66,561 62,178 Income before taxes 141,038 231,048 Income tax expense 17,537 27,233 Net income 123,501 203,815 Less: Net income attributable to non-controlling interests in Consolidated Funds 55,977 66,716 Net income attributable to Ares Operating Group entities 67,524 137,099 Less: Net income attributable to redeemable interest in Ares Operating Group entities 316 73 Less: Net income attributable to non-controlling interests in Ares Operating Group entities 20,038 63,999 Net income attributable to Ares Management Corporation 47,170 73,027 Less: Series B mandatory convertible preferred stock dividends declared 25,313 — Net income attributable to Ares Management Corporation Class A and non-voting common stockholders $21,857 $73,027 Net income per share of Class A and non-voting common stock: Basic $0.00 $0.33 Diluted $0.00 $0.33 Weighted-average shares of Class A and non-voting common stock: Basic 209,350,849 192,622,609 Diluted 209,350,849 192,622,609 GAAP Statements of Operations

RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Three months ended March 31, 2025	2024	% Change	LTM ended March 31, 2025	2024	% Change
Management fees[1]	$818,376	$693,365	18%	$3,082,441	$2,662,259	16%
Fee related performance revenues	28,051	3,717	NM	255,871	180,295	42
Other fees	38,170	19,876	92	110,173	91,290	21
Compensation and benefits expenses[2]	(377,182)	(300,015)	(26)	(1,495,703)	(1,298,099)	(15)
General, administrative and other expenses[3]	(140,139)	(115,273)	(22)	(525,439)	(424,971)	(24)
Fee Related Earnings	**367,276**	**301,670**	**22**	**1,427,343**	**1,210,774**	**18**
Realized net performance income	41,032	10,025	NM	179,885	136,241	32
Investment income—realized	11,695	6,939	69	44,407	45,200	(2)
Net interest expense	(14,079)	(29,478)	52	(67,747)	(91,823)	26
Realized Income	**405,924**	**289,156**	**40**	**1,583,888**	**1,300,392**	**22**
After-tax Realized Income[4]	**$381,431**	**$265,102**	**44**	**$1,464,152**	**$1,218,790**	**20**
After-tax Realized Income per share of Class A and non-voting common stock[5]	**$1.09**	**$0.80**	**36**	**$4.26**	**$3.74**	**14**

Other Data						
Fee Related Earnings margin	**41.5%**	**42.1%**		**41.4%**	**41.3%**	
Effective management fee rate	**1.01%**	**1.02%**				

1. Includes Part I Fees of $120.1 million and $105.3 million for Q1-25 and Q1-24, respectively, and $477.2 million and $391.1 million for Q1-25 LTM and Q1-24 LTM, respectively.
2. Includes fee related performance compensation of $16.9 million and $0.1 million for Q1-25 and Q1-24, respectively, and $158.5 million and $109.7 million for Q1-25 LTM and Q1-24 LTM, respectively.
3. Includes supplemental distribution fees of $17.4 million and $9.1 million for Q1-25 and Q1-24, respectively, and $59.5 million and $24.2 million for Q1-25 LTM and Q1-24 LTM, respectively.
4. For Q1-25, Q1-24 and Q1-25 LTM, Q1-24 LTM, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $8.8 million, $5.9 million and $31.4 million, $29.2 million, respectively, and (ii) corporate level tax expense of $15.7 million, $18.1 million and $88.4 million, $52.4 million, respectively. For more information regarding after-tax RI, please refer to the "Glossary" slides.
5. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses the total average shares of Class A and non-voting common stock outstanding and the proportional dilutive effects of the Ares' equity-based awards. Please refer to slide 21 for additional details.

5

ARES

6 $ in billions Q1 2025 Primary Activities Credit Group U.S. Direct Lending $2.7 Equity and debt commitments to various funds, including debt commitments of $1.2 billion to Ares Senior Direct Lending Fund III, L.P. (“SDL IIIˮ) Business Development Companies (“BDCsˮ) 4.1 Capital raised of $2.7 billion by ASIF and of $1.4 billion by ARCC Opportunistic Credit 1.1 Equity commitments to our third opportunistic credit fund CLOs 1.0 Closed one new European CLO and priced one new U.S. CLO European Direct Lending 0.8 Equity commitments to various funds and capital raised by our open-ended European direct lending fund of $0.6 billion Alternative Credit 0.6 Equity commitments to various funds, including equity commitments of $0.4 billion to our open-ended core alternative credit fund Liquid Credit 0.4 Equity commitments to various funds Total Credit Group $10.7 Real Assets Group Real Estate $3.9 •Debt commitments of $0.9 billion and equity commitments of $0.2 billion to a U.S. real estate debt fund •Debt commitments of $0.9 billion to a European real estate debt fund • Capital raised of $0.3 billion by our diversified non-traded REIT and of $0.1 billion by our industrial non-traded REIT • Equity commitments of $0.3 billion to our 11th U.S. real estate equity fund • Equity commitments of $0.2 billion to our Japanese open-ended industrial real estate fund Infrastructure 1.2 • Equity commitments of $0.9 billion and debt commitments of $0.1 billion to our sixth infrastructure debt fund and related vehicles • Capital raised of $0.2 billion by our open-ended infrastructure fund Total Real Assets Group $5.1 Private Equity Group Corporate Private Equity $1.0 Equity commitments to our seventh corporate private equity fund Total Private Equity Group $1.0 Secondaries Group Private Equity Secondaries $1.2 Equity commitments to various funds and capital raised of $0.4 billion by APMF Credit Secondaries 0.5 Equity commitments to various funds Infrastructure Secondaries 0.4 Equity commitments to our third infrastructure secondaries fund Real Estate Secondaries 0.2 Equity commitments to various funds Total Secondaries Group $2.3 Other Businesses Insurance $1.1 Additional managed assets Total Other Businesses $1.1 Total $20.2 Gross New Capital Commitments(1) 1. Represents gross new capital commitments during the period presented, including equity and debt commitments, and gross inflows into our open-ended managed accounts, publicly-traded vehicles and perpetual wealth vehicles. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate.

7 Q1-24 Q4-24 Q1-25 Assets Under Management 1. AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a SEC-registered investment adviser (“IHAMˮ). AUM as of March 31, 2025 was $545.9 billion, an increase of 27% from prior year(1) • The increase of $117.6 billion was primarily driven by: ◦ commitments to SDL III, Ares Capital Europe VI, L.P. (“ACE VIˮ) and our third opportunistic credit fund within Credit; ◦ capital raised by our credit BDCs, our open-ended European direct lending fund and APMF; and ◦ the GCP Acquisition FPAUM as of March 31, 2025 was $335.1 billion, an increase of 25% from prior year • The increase of $68.0 billion was primarily driven by: ◦ the deployment of capital in funds across our U.S. and European direct lending and alternative credit strategies; ◦ capital raised by our credit BDCs, our open-ended European direct lending fund and APMF; ◦ the GCP Acquisition; and ◦ additional managed assets from our insurance platform FPAUM Q1-24 Q4-24 Q1-25 Credit Real Assets Private Equity Secondaries Other Businesses ($ in billions) ($ in billions) AUM $308.6 $24.5 $64.1 $25.6 $5.5 $428.3 $484.4 $7.1 $29.2 $75.3 $24.0 $267.1 $19.9 $12.6 $4.0 $40.8 $189.8 $5.5 $218.2 $22.4 $11.4 $44.1 $292.6 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK $348.8 $359.1 $124.2 $24.7 $31.3 $6.6 $209.2 $76.4 $11.4 $23.5 $5.6 $545.9 $335.1

8 Q1-24 Q4-24 Q1-25 $1.2 Perpetual Capital Perpetual Capital AUM Perpetual Capital as of March 31, 2025 was $154.8 billion, an increase of 42% from prior year • The increase of $45.6 billion was primarily driven by: ◦ commitments to certain funds and SMAs in our alternative credit and U.S. and European direct lending strategies; ◦ capital raised by our perpetual wealth vehicles, including our credit BDCs, our open-ended European direct lending fund and APMF; ◦ the GCP Acquisition; and ◦ additional managed assets from our insurance platform Perpetual Capital by Type ($ in billions) ($ in billions) Credit Real Assets Secondaries Other Businesses $6.4 $2.4 $4.9 $77.0 $97.8 $26.1 $27.0 $109.2 $133.6 Q1-24 Q4-24 Q1-25 Publicly-Traded Vehicles Perpetual Wealth Vehicles Private Commingled Vehicles Managed Accounts $133.6 $35.5 $38.7 $24.2 $35.2 $43.5 $26.8 $43.4 $41.1 $154.8 $109.2 $29.1 $25.0 $22.6 $32.5 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK $105.0 $41.0 $2.9 $5.9 $154.8

9 8% 8% 8% 5% 54% 17% 24% 14% 6% 4% 44% 8% AUM and Management Fees by Type 83% 1. Long-dated funds generally have a contractual life of five years or more at inception. For the quarter ended March 31, 2025: • 83% of assets under management were perpetual capital or long-dated funds • 92% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 92% Perpetual Capital - Publicly-Traded Vehicles Perpetual Capital - Perpetual Wealth Vehicles Perpetual Capital - Private Commingled Vehicles Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

10 Q1-24 Q4-24 Q1-25 Available Capital and AUM Not Yet Paying Fees Available Capital as of March 31, 2025 was $142.0 billion, an increase of 24% from prior year • The increase of $27.4 billion was primarily driven by: ◦ commitments to our U.S. and European direct lending and real estate strategies; and ◦ the GCP Acquisition AUM Not Yet Paying Fees as of March 31, 2025 was $99.2 billion, an increase of 28% from prior year • The increase of $21.8 billion was primarily driven by: ◦ commitments to our U.S. and European direct lending strategies; and ◦ the GCP Acquisition Available Capital AUM Not Yet Paying Fees Q1-24 Q4-24 Q1-25 ($ in billions) ($ in billions) Credit Real Assets Private Equity Secondaries Other Businesses $0.5 $0.5 $85.1 $4.1 $15.7 $9.2 $8.5 $19.9 $4.1 $100.1 $142.0 $0.6 $8.9 $30.0 $5.0 $97.5 $64.9 $2.4 $6.7 $3.4 $77.4 $95.0 $3.7 $9.4 $2.5 $79.4 $99.2 $4.2 $15.9 $3.4 $75.7 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK $114.6 $133.1

11 $81.5 $12.0 $4.5 $1.2 $67.5 $8.5 $2.7 $2.8 AUM Not Yet Paying Fees Available for Future Deployment AUM Not Yet Paying Fees As of March 31, 2025, AUM Not Yet Paying Fees includes $81.5 billion of AUM available for future deployment that could generate approximately $764.4 million in potential incremental annual management fees(1) • The $81.5 billion of AUM Not Yet Paying Fees available for future deployment primarily includes $34.6 billion in U.S. direct lending funds, $18.2 billion in European direct lending funds, $8.5 billion in alternative credit funds, $5.4 billion in real estate funds, $3.8 billion in opportunistic credit funds, $3.2 billion in infrastructure funds and $2.7 billion in corporate private equity funds 1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of March 31, 2025 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $764.4 million includes approximately $56.4 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at March 31, 2025. Note that no potential Part I Fees are reflected in any of the amounts above. 2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of March 31, 2025, capital available for deployment for follow-on investments could generate approximately $130.4 million in additional potential annual management fees. There is no assurance such capital will be invested. 3. Development assets not yet stabilized represents fund assets that are in the development stage. Upon completion of development, management fees generally increase with a change in fee base, in fee rate or both. As of March 31, 2025, development assets not yet stabilized could generate approximately $22.7 million in potential incremental annual management fees. There is no assurance such assets will stabilize. ($ in billions)($ in billions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (2) Development Assets Not Yet Stabilized (3) Funds in or Expected to Be in Wind-down AUM Not Yet Paying Fees Credit Real Assets Private Equity Secondaries $81.5 $99.2 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

12 Q1-24 Q4-24 Q1-25 $20.7 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit(3) Real Assets(3) Private Equity Secondaries(3) Other Businesses Total Incentive Generating AUM $89.6 $21.7 $7.8 $10.7 $1.2 $131.0 + Uninvested IEAUM 67.5 11.1 4.7 9.3 0.6 93.2 + IEAUM below hurdle 4.9 18.0 8.5 0.7 — 32.1 ‘+ Part II Fees below Hurdle(2) 35.1 — — — — 35.1 Incentive Eligible AUM $197.1 $50.8 $21.0 $20.7 $1.8 $291.4 Credit Real Assets Private Equity Secondaries Other Businesses 1. Incentive Generating AUM includes $37.9 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal. 2. Represents Incentive Eligible AUM associated with Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. 3. Includes $25.7 billion of perpetual capital IGAUM that could generate fee related performance revenues, composed of $19.5 billion within the Credit Group, $3.5 billion within the Real Assets Group and $2.7 billion within the Secondaries Group. Incentive Eligible AUM Incentive Eligible AUM as of March 31, 2025 was $291.4 billion, an increase of 18% from prior year • The increase of $44.3 billion was primarily driven by: ◦ commitments to funds across our U.S. and European direct lending, real estate and private equity secondaries strategies; and ◦ the GCP Acquisition Incentive Generating AUM(1) as of March 31, 2025 was $131.0 billion, an increase of 7% from prior year • The increase was primarily driven by deployment of capital within credit funds that are generating returns in excess of their hurdle rates as of March 31, 2025 Of the $198.3 billion of Incentive Eligible AUM that is currently invested, 66% is Incentive Generating AUM • Excluding the Incentive Eligible AUM associated with Part II Fees,(2) 80% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM Q1-25 Incentive Generating to Incentive Eligible AUM Reconciliation $50.8 $1.8 $192.6 $21.0 $46.1 $20.2 $19.1 $170.0 $20.6 $39.5 $247.1 $279.7 $291.4 $15.8 $1.2 $1.7 $197.1 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

13 $24.6 $5.2 $1.6 Q1-25 Gross Capital Deployment Capital Deployment ($ in billions) (2) Capital Deployment in Drawdown Funds ($ in billions) Total Gross Capital Deployment during Q1-25 was $31.4 billion compared to $18.6 billion during Q1-24 • Deployment by our drawdown funds was $16.7 billion in Q1-25 compared to $9.4 billion in Q1-24 ◦ Of our drawdown funds, the investment strategies with the highest deployment were U.S. and European direct lending, alternative credit and real estate strategies • Deployment by our perpetual capital vehicles was $13.0 billion in Q1-25 compared to $9.2 billion in Q1-24 ◦ Of our perpetual capital vehicles, the investment strategies with the highest deployment were U.S. direct lending and alternative credit Q1-24 Q4-24 Q1-25 $8.1 $0.1 $0.8 $9.4 $10.9 $0.1 $1.8 $14.0 $16.7 $4.9 $10.7 Credit Real Assets Private Equity Secondaries $1.1 Credit Real Assets Secondaries $1.2 $31.4 $0.4

Credit Group[1]

- Management and other fees increased by 14% for Q1-25 compared to Q1-24, primarily driven by deployment within our U.S. and European direct lending and alternative credit strategies
- Fee related performance revenues increased for Q1-25 compared to Q1-24, primarily due to incentive fees recognized from a European direct lending fund in Q1-25
- Fee Related Earnings increased by 16% for Q1-25 compared to Q1-24, primarily driven by the increase in management fees and net fee related performance revenues
- Realized Income increased by 21% for Q1-25 compared to Q1-24, primarily driven by the increase in Fee Related Earnings and by higher realized net performance income from several funds within our European direct lending and alternative credit strategies in Q1-25
- Gross Capital Deployment totaled $24.6 billion for Q1-25, primarily driven by $13.8 billion in U.S. direct lending, $4.2 billion in alternative credit, $2.4 billion in European direct lending and $2.4 billion in liquid credit

Financial Summary and Highlights

$ in thousands	Q1-25	Q1-24	% Change	Q1-25 LTM	Q1-24 LTM	% Change
Management and other fees	$595,994	$520,877	14%	$2,294,752	$1,971,227	16%
Fee related performance revenues	18,395	755	NM	220,343	167,488	32
Fee Related Earnings	**$408,594**	**$352,417**	**16**	**$1,624,334**	**$1,377,789**	**18**
Realized Income	**$431,939**	**$356,228**	**21**	**$1,763,821**	**$1,514,080**	**16**

$ in billions	Q1-25	Q1-24	% Change
Gross Capital Deployment	**$24.6**	**$16.4**	**50%**
AUM	**359.1**	**308.6**	**16**
FPAUM	**218.2**	**189.8**	**15**

Strategy Performance Highlights

Q1-25 / Q1-25 LTM gross returns[2]

Alternative Credit	Opportunistic Credit	U.S. Senior Direct Lending	U.S. Junior Direct Lending	European Direct Lending	APAC Credit
2.9% / 12.7%	0.3% / 9.4%	3.2% / 15.3%	1.8% / 11.8%	2.4% / 11.6%	4.4% / 24.6%

Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 36 for additional information.

14

ARES

Real Assets Group[1]

- Management and other fees increased by 54% for Q1-25 compared to Q1-24, primarily driven by fees from funds that we manage as a result of the GCP Acquisition
  - Management fees in Q1-25 included catch-up fees of $3.8 million mostly from U.S. Logistics Partners V, L.P, and Q1-24 included catch-up fees of $0.2 million from Ares U.S. Real Estate Opportunity Fund IV, L.P.
- Fee Related Earnings increased by 60% for Q1-25 compared to Q1-24, primarily due to increase in management and other fees
- Realized Income increased by 99% for Q1-25 compared to Q1-24, primarily driven by the increase in Fee Related Earnings as well as higher realized net performance income from EIF V in Q1-25
- Gross Capital Deployment totaled $5.2 billion for Q1-25, driven by $3.3 billion in real estate and $1.9 billion in infrastructure

Financial Summary and Highlights

$ in thousands	Q1-25[2]	Q1-24	% Change	Q1-25 LTM[2]	Q1-24 LTM	% Change
Management and other fees	$151,833	$98,889	54%	$482,175	$414,089	6%
Fee related performance revenues	—	—	—	—	334	(100)
Fee Related Earnings	**$74,279**	**$46,518**	**60**	**$239,867**	**$211,663**	**13**
Realized Income	**$87,597**	**$43,939**	**99**	**$261,868**	**$203,839**	**28**

$ in billions	Q1-25	Q1-24	% Change
Gross Capital Deployment	**$5.2**	**$1.0**	**NM**
AUM	**124.2**	**64.1**	**94**
FPAUM	**76.4**	**40.8**	**87**

Strategy Performance Highlights

Q1-25 / Q1-25 LTM gross returns[3]

Americas Real Estate Equity	European Real Estate Equity	Infrastructure Debt
1.8% / 7.3%	0.2% / 1.0%	(0.7)% / 6.2%

Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 37 for additional information.

15

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16 • Management and other fees decreased by 8% for Q1-25 compared to Q1-24, primarily driven by a corporate private equity extended value fund that stopped paying fees at the end of Q4-24 • Fee Related Earnings decreased by 7% for Q1-25 compared to Q1-24, primarily due to the decrease in management fees • Realized Income decreased by 12% for Q1-25 compared to Q1-24, primarily due to the decrease in Fee Related Earnings as well as a realized investment loss from ACOF III in Q1-25 as the fund continues to liquidate its remaining assets, partially offset by higher realized net performance income from ACOF IV in Q1-25 Corporate Private Equity 0.3% / 2.6% Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 39 for additional information. Financial Summary and Highlights Strategy Performance Highlights Q1-25 / Q1-25 LTM gross returns(3) Private Equity Group(1) $ in thousands Q1-25 Q1-24 % Change Q1-25 LTM Q1-24 LTM(2) % Change Management and other fees $32,395 $35,372 (8)% $135,848 $133,552 2% Fee Related Earnings $14,307 $15,371 (7) $59,482 $59,305 0 Realized Income $10,227 $11,557 (12) $51,171 $51,964 (2) $ in billions Q1-25 Q1-24 % Change Gross Capital Deployment $0.0 $0.1 (100)% AUM 24.7 24.5 1 FPAUM 11.4 12.6 (10)

Secondaries Group(1)

- Management and other fees increased by 30% for Q1-25 compared to Q1-24, primarily driven by higher management fees from capital raised by APMF and commitments to our third infrastructure secondaries fund
  - Management fees in Q1-25 and Q1-24 included catch-up fees of $3.7 million and $0.2 million, respectively, from our third infrastructure secondaries fund
- Fee related performance revenues increased by 226% for Q1-25 compared to Q1-24, driven by higher incentive fees earned from APMF as a result of increased transactions
- Fee Related Earnings increased by 59% for Q1-25 compared to Q1-24, primarily due to the increase in management fees and net fee related performance revenues
- Realized Income increased by 126% for Q1-25 compared to Q1-24, primarily driven by the increase in Fee Related Earnings
- Gross Capital Deployment totaled $1.6 billion for Q1-25, primarily driven by private equity secondaries

Financial Summary and Highlights

$ in thousands	Q1-25	Q1-24	% Change	Q1-25 LTM	Q1-24 LTM	% Change
Management and other fees	$57,772	$44,425	30%	$210,856	$179,526	17%
Fee related performance revenues	9,656	2,962	226	35,528	12,473	185
Fee Related Earnings	**$40,584**	**$25,605**	**59**	**$141,151**	**$104,562**	**35**
Realized Income	**$39,671**	**$17,586**	**126**	**$123,121**	**$81,347**	**51**

$ in billions	Q1-25	Q1-24	% Change
Gross Capital Deployment	**$1.6**	**$0.5**	**220%**
AUM	**31.3**	**25.6**	**22**
FPAUM	**23.5**	**19.9**	**18**

Strategy Performance Highlights

Q1-25 / since inception Q1-25 net returns(2)

Q1-25 / Q1-25 LTM gross returns(3)

APMF	Private Equity Secondaries	Real Estate Secondaries
4.3% / 14.8%	(3.3)% / (7.1)%	(1.8)% / (4.7)%

Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 40 for additional information.

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Supplemental Details

19 Financial Details – Segments lease refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting and $0.0 million and $0.0 million for Q1-25 and Q1-24, respectively, Three months ended March 31, 2025 $ in thousands Credit Group Real Assets Group Private Equity Group Secondaries Group Other Operations Management Group Total(1) Management fees $585,396 $130,453 $31,998 $57,650 $12,879 $— $818,376 Fee related performance revenues 18,395 — — 9,656 — — 28,051 Other fees 10,598 21,380 397 122 136 5,537 38,170 Compensation and benefits (151,783) (56,702) (13,831) (14,403) (7,063) (116,468) (360,250) Compensation and benefits—fee related performance compensation (12,964) — — (3,968) — — (16,932) General, administrative and other expenses (41,048) (20,852) (4,257) (8,473) (1,483) (64,026) (140,139) Fee related earnings 408,594 74,279 14,307 40,584 4,469 (174,957) 367,276 Performance income—realized 54,112 65,305 6,031 — — — 125,448 Performance related compensation—realized (34,258) (46,807) (3,351) — — — (84,416) Realized net performance income 19,854 18,498 2,680 — — — 41,032 Investment income (loss)—realized 5,379 7,919 (4,602) 138 2,530 331 11,695 Interest income 4,420 2,618 2,022 957 11,688 603 22,308 Interest expense(2) (6,308) (15,717) (4,180) (2,008) (7,918) (256) (36,387) Realized net investment income (loss) 3,491 (5,180) (6,760) (913) 6,300 678 (2,384) Realized income $431,939 $87,597 $10,227 $39,671 $10,769 $(174,279) $405,924 Three months ended March 31, 2024 $ in thousands Credit Group Real Assets Group Private Equity Group Secondaries Group Other Operations Management Group Total(1) Management fees $510,966 $93,814 $34,933 $44,421 $9,231 $— $693,365 Fee related performance revenues 755 — — 2,962 — — 3,717 Other fees 9,911 5,075 439 4 114 4,333 19,876 Compensation and benefits (134,715) (37,918) (14,785) (12,714) (5,592) (94,157) (299,881) Compensation and benefits—fee related performance compensation (134) — — — — — (134) General, administrative and other expenses (34,366) (14,453) (5,216) (9,068) (1,690) (50,480) (115,273) Fee related earnings 352,417 46,518 15,371 25,605 2,063 (140,304) 301,670 Performance income—realized 16,766 3,677 2,738 — — — 23,181 Performance related compensation—realized (8,734) (2,228) (2,194) — — — (13,156) Realized net performance income 8,032 1,449 544 — — — 10,025 Investment income—realized 1,765 2,678 298 187 2,000 11 6,939 Interest income 2,767 700 6 23 4,409 441 8,346 Interest expense(2) (8,753) (7,406) (4,662) (8,229) (8,734) (40) (37,824) Realized net investment income (loss) (4,221) (4,028) (4,358) (8,019) (2,325) 412 (22,539) Realized income $356,228 $43,939 $11,557 $17,586 $(262) $(139,892) $289,156 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 34-35. 2. Interest expense was historically allocated among our segments based only on the cost basis of our balance sheet investments. Beginning in the first quarter of 2025, we changed our interest expense allocation methodology to consider the growing sources of financing requirements, including the cost of acquisitions in addition to the cost basis of our balance sheet investments. Prior period amounts have been reclassified to conform to the current period presentation.

Realized Income per Share Data

$ in thousands, except share data	Three months ended March 31, 2025	2024
After-tax Realized Income		
Realized Income before taxes	$405,924	$289,156
Entity level foreign, state and local taxes	(8,805)	(5,908)
Realized Income before corporate income taxes	**397,119**	**283,248**
Corporate income taxes[1]	(15,688)	(18,146)
After-tax Realized Income	**$381,431**	**$265,102**
After-tax Realized Income per share[2]	**$1.13**	**$0.83**
After-tax Realized Income per share of Class A and non-voting common stock		
Realized Income before corporate income taxes	$397,119	$283,248
x Average ownership % of Ares Operating Group	65.77%	62.32%
Realized Income before corporate income taxes attributable to Class A and non-voting common stockholders	**$261,185**	**$176,521**
Corporate income taxes[1]	(15,688)	(18,146)
After-tax Realized Income attributable to Class A and non-voting common stockholders	**$245,497**	**$158,375**
After-tax Realized Income per share of Class A and non-voting common stock[3]	**$1.09**	**$0.80**

1. Corporate income taxes represent accrued corporate taxes, net of deductions, to be paid or benefits to be received by Ares:
   - Corporate income taxes excludes the effects of $(9.0) million and $4.3 million for Q1-25 and Q1-24, respectively, of deferred income (benefit) tax primarily related to net unrealized performance income and net unrealized investment income, as these incomes have been excluded from RI.
   - The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles.
   - Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $29.3 million and $14.5 million for Q1-25 and Q1-24, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.13 and $0.07 and decreased the RI cash tax rate by 11.0% and 8.0% for Q1-25 and Q1-24, respectively, from the Company's statutory tax rate of 23.5% and 24.0% for Q1-25 and Q1-24, respectively.
   - Corporate Income taxes represent the current portion of our GAAP tax provision and is presented before giving effect to the tax benefits recorded in connection with the Tax Receivable Agreement ("TRA"). As a result, a higher corporate income tax is used to calculate after-tax RI per share than the current taxes paid by the Company. The current tax benefits associated with the TRA, which represent 85.0% of the tax benefits, were $6.3 million and $2.0 million for Q1-25 and, Q1-24, respectively.
2. Weighted-average shares used for after-tax RI per share for Q1-25 and Q1-24 were 337,125,625 and 318,829,264, respectively.
3. Weighted-average shares used for after-tax RI per share of Class A and non-voting common stock for Q1-25 and Q1-24 were 224,686,898 and 198,704,897, respectively.

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Weighted-Average Shares

	Q1-25		Q1-24	
	Total Shares	Common Shares, As Adjusted[1]	Total Shares	Common Shares, As Adjusted[1]
Weighted-average shares of Class A and non-voting common stock	209,350,849	209,350,849	192,622,609	192,622,609
Ares Operating Group Units exchangeable into shares of Class A common stock[2]	108,973,358	—	116,446,886	—
Dilutive effect of Series B mandatory convertible preferred stock[3]	8,677,641	8,677,641	—	—
Dilutive effect of unvested restricted common units[3]	10,123,777	6,658,408	9,727,243	6,062,018
Dilutive effect of unexercised options[3]	—	—	32,526	20,270
Total Weighted-Average Shares Used For Realized Income[4]	**337,125,625**	**224,686,898**	**318,829,264**	**198,704,897**

1. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (65.77% and 62.32% as of March 31, 2025 and 2024, respectively).
2. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
3. We apply the if-converted and treasury stock methods to determine the dilutive weighted-average common shares represented by (i) our Series B mandatory convertible preferred stock convertible to shares of Class A common stock; (ii) restricted units to be settled in shares of Class A common stock; and (iii) options to acquire shares of Class A common stock. Under the if-converted method, shares of our Series B mandatory convertible preferred stock are presumed to be converted to shares of Class A common stock as of the beginning of the period, thus increasing the weighted-average number of shares and the dilutive effect of these securities. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation or winding up of Ares.

21

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22 69% 19% 13% 4% Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income as of March 31, 2025 Balance Sheet 1. Unconsolidated investments includes $835.9 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $88.3 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,557.3 million. 2. As of December 31, 2024, gross and net accrued performance income on a GAAP basis was $3,495.1 million and $957.9 million, respectively, and on an unconsolidated basis was $3,542.0 million and $1,004.8 million, respectively. The unconsolidated basis includes $58.7 million and $46.9 million, respectively, of accrued performance income as of March 31, 2025 and December 31, 2024, related to our insurance platform that has been eliminated upon consolidation. Net accrued performance income represents accrued carried interest allocation and excludes net performance income—realized that has been recognized but not yet received by the Company as of the reporting date. 3. Represents the sum of our cash, cash equivalents and available capacity on our revolving credit facility as of March 31, 2025. Credit Real Assets Private Equity Secondaries Other Businesses SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK Net Accrued Performance Income by Group(2) March 31, 2025 67% 20% 12% 5% December 31, 2024 $957.9 million $958.1 million Financial Strength Metrics BBB+ / A- Rated by S&P and Fitch $1,033.5 million Available Liquidity(3) $ in millions As of March 31, 2025 Cash and cash equivalents $618.5 Term debt obligations 2,559.5 Amount drawn on $1,400.0 revolving credit facility ($415.0 available capacity) 985.0 GAAP Unconsolidated Corporate investment portfolio(1) $1,335.0 $2,082.6 Gross accrued performance income(2) 3,557.3 3,616.0 Net accrued performance income(2) 958.1 1,016.8 Net Accrued Performance Income Rollforward $957.9 $958.1 Q4-24 (+) Net Change in Unrealized (-) Net Realizations Q1-25 ($ in millions) $39.9 $39.7

Balance Sheet Investments by Strategy[1]

$ in millions	As of March 31, 2025	As of December 31, 2024
Credit		
Liquid Credit	$134.4	$139.8
Alternative Credit	27.0	25.5
Opportunistic Credit	34.1	36.8
U.S. Direct Lending	102.2	93.6
European Direct Lending	39.7	40.3
APAC Credit	10.7	10.1
Credit	**$348.1**	**$346.1**
Real Assets		
Real Estate[2]	$353.9	$237.2
Infrastructure[3]	98.6	74.8
Real Assets	**$452.5**	**$312.0**
Private Equity		
Corporate Private Equity	$312.4	$307.0
APAC Private Equity	14.5	13.9
Private Equity	**$326.9**	**$320.9**
Secondaries		
Private Equity Secondaries	$131.6	$128.1
Real Estate Secondaries	12.0	12.3
Infrastructure Secondaries	5.5	5.1
Credit Secondaries	0.4	0.2
Secondaries	**$149.5**	**$145.7**
Other		
Insurance	$422.4	$389.1
Other Investments	383.2	367.3
Other	**$805.6**	**$756.4**
Total	**$2,082.6**	**$1,881.1**

1. As of March 31, 2025, the fair value of our corporate investment portfolio was $1,335.0 million as reported in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $835.9 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $88.3 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,557.3 million.
2. In Q1-25, Ares combined the presentation of real estate strategies within Real Assets. Real estate includes Americas real estate equity, European real estate equity, APAC real estate equity and real estate debt. Americas real estate equity, which we renamed from North American real estate equity following the GCP Acquisition, now includes the activities of Brazil. APAC real estate equity is newly established following the GCP Acquisition and primarily represents the activities in Japan and Vietnam. The change in presentation did not result in any change to the historical composition of our segments.
3. In Q1-25, Ares combined the presentation of infrastructure strategies within Real Assets. Infrastructure includes digital infrastructure, infrastructure opportunities and infrastructure debt. Digital infrastructure is newly established following the GCP Acquisition. The change in presentation did not result in any change to the historical composition of our segments.

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AUM Rollforward

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
Q1-25 AUM Rollforward						
Q4-24 Ending Balance	**$348,858**	**$75,298**	**$24,041**	**$29,153**	**$7,096**	**$484,446**
Acquisitions	—	45,281	—	—	—	45,281
Net new par/equity commitments	5,944	2,461	975	2,289	1,096	12,765
Net new debt commitments	4,820	2,614	—	—	—	7,434
Capital reductions	(3,414)	(768)	(36)	(58)	—	(4,276)
Distributions	(3,270)	(1,458)	(149)	(239)	(138)	(5,254)
Redemptions	(381)	(159)	—	(23)	—	(563)
Net allocations among investment strategies	1,309	—	—	—	(1,309)	—
Change in fund value	5,210	918	(104)	190	(174)	6,040
Q1-25 Ending Balance	**$359,076**	**$124,187**	**$24,727**	**$31,312**	**$6,571**	**$545,873**
QoQ change	**$10,218**	**$48,889**	**$686**	**$2,159**	**$(525)**	**$61,427**

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
Q1-25 LTM AUM Rollforward						
Q1-24 Ending Balance	**$308,639**	**$64,104**	**$24,476**	**$25,641**	**$5,479**	**$428,339**
Acquisitions	362	47,769	—	—	—	48,131
Net new par/equity commitments	37,551	9,420	1,179	5,772	6,024	59,946
Net new debt commitments	27,976	6,662	—	625	—	35,263
Capital reductions	(12,476)	(1,725)	(38)	(58)	—	(14,297)
Distributions	(16,573)	(4,090)	(817)	(954)	(820)	(23,254)
Redemptions	(3,117)	(818)	—	(23)	—	(3,958)
Net allocations among investment strategies	3,423	21	—	25	(3,469)	—
Change in fund value	13,291	2,844	(73)	284	(643)	15,703
Q1-25 Ending Balance	**$359,076**	**$124,187**	**$24,727**	**$31,312**	**$6,571**	**$545,873**
YoY change	**$50,437**	**$60,083**	**$251**	**$5,671**	**$1,092**	**$117,534**

Credit
- AUM increased by 16% from Q1-24, primarily driven by commitments to SDL III, ACE VI and our third opportunistic credit fund, and by capital raised by our BDCs and by our open-ended European direct lending fund

Real Assets
- AUM increased by 94% from Q1-24 primarily driven by the GCP Acquisition and by commitments to real estate debt funds

Private Equity
- AUM increased by 1% from Q1-24 primarily driven by commitments to our seventh corporate private equity fund

Secondaries
- AUM increased by 22% from Q1-24, primarily driven by capital raised by APMF and by commitments to our infrastructure secondaries strategy

Other Businesses
- AUM increased by 20% from Q1-24, primarily driven by additional managed assets from our insurance platform

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FPAUM Rollforward

Q1-25 FPAUM Rollforward						
$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
Q4-24 Ending Balance	**$209,145**	**$44,088**	**$11,427**	**$22,401**	**$5,492**	**$292,553**
Acquisitions	—	30,467	—	—	—	30,467
Commitments	6,478	1,068	—	1,053	1,036	9,635
Deployment/subscriptions/increase in leverage	7,731	1,509	17	257	253	9,767
Capital reductions	(3,610)	(42)	—	—	—	(3,652)
Distributions	(3,294)	(1,403)	—	(59)	(138)	(4,894)
Redemptions	(448)	(159)	—	(23)	—	(630)
Net allocations among investment strategies	1,172	—	—	—	(1,172)	—
Change in fund value	1,420	280	(1)	(159)	119	1,659
Change in fee basis	(363)	617	(91)	—	—	163
Q1-25 Ending Balance	**$218,231**	**$76,425**	**$11,352**	**$23,470**	**$5,590**	**$335,068**
QoQ change	**$9,086**	**$32,337**	**$(75)**	**$1,069**	**$98**	**$42,515**

Q1-25 LTM FPAUM Rollforward						
$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
Q1-24 Ending Balance	**$189,826**	**$40,836**	**$12,565**	**$19,891**	**$3,998**	**$267,116**
Acquisitions	244	32,021	—	—	—	32,265
Commitments	22,024	4,211	—	2,946	5,459	34,640
Deployment/subscriptions/increase in leverage	29,988	3,827	64	592	426	34,897
Capital reductions	(12,818)	(42)	—	—	—	(12,860)
Distributions	(14,474)	(3,256)	(54)	(465)	(820)	(19,069)
Redemptions	(3,551)	(818)	—	(23)	—	(4,392)
Net allocations among investment strategies	3,739	21	—	—	(3,760)	—
Change in fund value	3,021	530	(3)	(115)	288	3,721
Change in fee basis	232	(905)	(1,220)	644	(1)	(1,250)
Q1-25 Ending Balance	**$218,231**	**$76,425**	**$11,352**	**$23,470**	**$5,590**	**$335,068**
YoY change	**$28,405**	**$35,589**	**$(1,213)**	**$3,579**	**$1,592**	**$67,952**

Credit	FPAUM increased by 15% from Q1-24, primarily driven by deployment of capital in funds across our U.S. and European direct lending and alternative credit strategies, and by capital raised by our BDCs and our open-ended European direct lending fund
Real Assets	FPAUM increased by 87% from Q1-24 primarily driven by the GCP Acquisition
Private Equity	FPAUM decreased by 10% from Q1-24, primarily driven by the reduction in fee basis due to a corporate private equity extended value fund that stopped paying fees at the end of Q4-24
Secondaries	FPAUM increased by 18% from Q1-24, primarily driven by capital raised by APMF and by commitments to our infrastructure secondaries strategy
Other Businesses	FPAUM increased by 40% from Q1-24, primarily driven by additional managed assets from our insurance platform

25

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26 AUM and FPAUM by Strategy As of March 31, 2025 $ in billions AUM % AUM FPAUM % FPAUM Credit Liquid Credit $46.5 13% $44.5 20% Alternative Credit 42.9 12 31.5 14 Opportunistic Credit 15.6 4 8.3 4 U.S. Direct Lending(1) 164.8 46 90.4 41 European Direct Lending 77.5 22 38.4 18 APAC Credit 11.5 2 5.1 3 Other 0.3 1 — — Credit $359.1 100% $218.2 100% Real Assets Real Estate(2) $104.4 84% $64.7 85% Infrastructure(3) 19.8 16% 11.7 15% Real Assets $124.2 100% $76.4 100% Private Equity Corporate Private Equity $21.9 89% $9.9 87% APAC Private Equity 2.8 11 1.5 13 Private Equity $24.7 100% $11.4 100% Secondaries Private Equity Secondaries $17.0 54% $13.4 57% Real Estate Secondaries 7.9 25 6.6 28 Infrastructure Secondaries 4.0 13 2.9 14 Credit Secondaries 2.4 8 0.6 1 Secondaries $31.3 100% $23.5 100% Other Businesses Insurance(4) $5.9 89% $5.5 98% Other 0.7 11 0.1 2 Other Businesses $6.6 100% $5.6 100% Total $545.9 $335.1 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction 1. or sub-adviser for zero other vehicle 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $33.0 billion, $10.3 billion and $3.9 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 22 vehicles as of March 31, 2025. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital partners. 2. In Q1-25, Ares combined the presentation of real estate strategies within Real Assets. Real estate includes Americas real estate equity, European real estate equity, APAC real estate equity and real estate debt. Americas real estate equity, which we renamed from North American real estate equity following the GCP Acquisition, now includes the activities of Brazil. APAC real estate equity is newly established following the GCP Acquisition and primarily represents the activities in Japan and Vietnam. The change in presentation did not result in any change to the historical composition of our segments. 3. In Q1-25, Ares combined the presentation of infrastructure strategies within Real Assets. Infrastructure includes digital infrastructure, infrastructure opportunities and infrastructure debt. Digital infrastructure is newly established following the GCP Acquisition. The change in presentation did not result in any change to the historical composition of our segments. 4. Excludes $13.9 billion of AUM and $13.2 billion of FPAUM that is sub-advised by Ares vehicles and included within other strategies.

Credit Group Fund Performance Metrics

The following table presents the performance data for funds that are not drawdown funds as of March 31, 2025:

($ in millions)	Year of Inception	AUM	Returns(%) Quarter-to-Date Gross	Returns(%) Quarter-to-Date Net	Returns(%) Since Inception[3] Gross	Returns(%) Since Inception[3] Net	Primary Investment Strategy
ARCC[4]*	2004	$33,020	N/A	2.1	N/A	12.1	U.S. Direct Lending
CADC[5]*	2017	7,749	N/A	1.0	N/A	6.8	U.S. Direct Lending
Open-ended core alternative credit fund[6]*	2021	6,219	2.9	2.2	11.6	8.7	Alternative Credit
ASIF[5]*	2023	16,319	N/A	1.4	N/A	11.1	U.S. Direct Lending

The following table presents the performance data for our drawdown funds as of March 31, 2025:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[7]	Unrealized Value[8]	Total Value	MoIC Gross[9]	MoIC Net[10]	IRR(%) Gross[11]	IRR(%) Net[12]	Primary Investment Strategy
Funds Deploying Capital												
PCS II*	2020	$6,095	$5,114	$3,751	$947	$3,836	$4,783	1.3x	1.2x	12.3	8.4	U.S. Direct Lending
ACE V Unlevered[13]*	2020	16,759	7,026	5,413	1,237	5,374	6,611	1.3x	1.2x	11.1	8.3	European Direct Lending
ACE V Levered[13]*			6,376	4,898	1,735	5,003	6,738	1.4x	1.3x	15.7	11.6	
ASOF II*	2021	8,709	7,128	5,322	20	6,629	6,649	1.4x	1.3x	17.7	12.8	Opportunistic Credit
ACE VI Unlevered[14]*	2022	20,642	7,439	1,717	55	1,787	1,842	1.1x	1.1x	17.3	12.4	European Direct Lending
ACE VI Levered[14]*			9,667	3,522	192	3,736	3,928	1.2x	1.1x	20.4	14.5	
SDL III Unlevered*	2023	24,442	3,311	932	23	956	979	1.1x	1.1x	NM	NM	U.S. Direct Lending
SDL III Levered*			11,959	2,523	115	2,683	2,798	1.2x	1.1x	NM	NM	

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slides 36-37 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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Credit Group Fund Performance Metrics (cont'd)

The following table presents the performance data for our drawdown funds as of March 31, 2025:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[7]	Unrealized Value[8]	Total Value	MoIC Gross[9]	MoIC Net[10]	IRR(%) Gross[11]	IRR(%) Net[12]	Primary Investment Strategy
Funds Harvesting Investments												
SSF IV	2015	$1,089	$1,515	$1,402	$1,217	$989	$2,206	1.7x	1.6x	8.9	7.7	Opportunistic Credit
ACE III[15]	2015	2,236	2,822	2,379	2,460	1,141	3,601	1.6x	1.4x	9.2	6.6	European Direct Lending
SSG Fund IV	2016	841	1,181	1,731	1,522	544	2,066	1.3x	1.2x	11.7	8.0	APAC Credit
PCS I	2017	2,667	3,365	2,653	2,771	1,068	3,839	1.5x	1.4x	11.4	8.1	U.S. Direct Lending
SSG Fund V	2018	1,939	1,878	2,401	2,353	456	2,809	1.3x	1.2x	25.1	15.3	APAC Credit
SDL I Unlevered	2018	3,006	922	872	703	403	1,106	1.4x	1.3x	9.2	7.1	U.S. Direct Lending
SDL I Levered			2,045	2,022	1,849	976	2,825	1.5x	1.4x	14.9	11.2	
ACE IV Unlevered[16]*	2018	8,274	2,851	2,190	1,534	1,324	2,858	1.4x	1.3x	8.2	5.9	European Direct Lending
ACE IV Levered[16]*			4,819	3,728	2,564	2,721	5,285	1.6x	1.4x	11.2	8.0	
ASOF I	2019	3,100	3,518	3,135	2,654	2,266	4,920	1.8x	1.6x	19.7	14.8	Opportunistic Credit
Pathfinder I*	2020	4,066	3,683	3,177	775	3,340	4,115	1.4x	1.3x	14.7	10.6	Alternative Credit
SDL II Unlevered*	2021	16,532	1,989	1,615	311	1,616	1,927	1.2x	1.2x	11.9	9.4	U.S. Direct Lending
SDL II Levered*			6,047	4,531	1,366	4,514	5,880	1.4x	1.3x	18.7	14.2	

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slides 36-37 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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Real Assets Group Fund Performance Metrics

The following table presents the performance data for funds that are not drawdown funds as of March 31, 2025:

($ in millions)	Year of Inception	AUM	Returns(%) Quarter-to-Date Gross	Returns(%) Quarter-to-Date Net	Returns(%) Since Inception[4] Gross	Returns(%) Since Inception[4] Net	Primary Investment Strategy
Diversified non-traded REIT[5]*	2012	$5,949	N/A	2.4	N/A	6.2	Real Estate
J-REIT[6]*	2012	7,900	N/A	N/A	N/A	13.6	Real Estate
Industrial non-traded REIT[7]*	2017	7,458	N/A	2.4	N/A	8.6	Real Estate
U.S. open-ended industrial real estate fund[8]*	2017	5,226	1.7	1.4	17.2	14.0	Real Estate
Japanese open-ended industrial real estate fund[8]*	2020	3,748	2.4	2.2	14.0	12.1	Real Estate

The following table presents the performance data for our drawdown funds as of March 31, 2025:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[9]	Unrealized Value[10]	Total Value	MoIC Gross[11]	MoIC Net[12]	IRR(%) Gross[13]	IRR(%) Net[14]	Primary Investment Strategy
Fund Deploying Capital												
IDF V[15]*	2020	$4,993	$4,585	$3,859	$922	$3,668	$4,590	1.3x	1.2x	12.9	10.1	Infrastructure
Funds Harvesting Investments												
USPF IV	2010	759	1,688	2,121	2,057	755	2,812	1.3x	1.2x	5.5	2.3	Infrastructure
US VIII	2013	135	824	790	1,508	83	1,591	2.0x	1.7x	20.6	16.7	Real Estate
EF IV[16]	2014	295	1,299	1,250	1,670	213	1,883	1.5x	1.4x	13.9	9.4	Real Estate
EPEP II[17]	2015	160	747	651	667	149	816	1.3x	1.1x	9.6	5.6	Real Estate
EIF V	2015	488	801	2,755	3,875	397	4,272	1.6x	1.7x	18.0	13.1	Infrastructure
US IX	2017	604	1,040	966	1,227	519	1,746	1.8x	1.6x	18.7	15.7	Real Estate
EF V[18]	2018	1,688	1,968	1,833	746	1,530	2,276	1.3x	1.1x	8.3	3.5	Real Estate
IDF IV[19]	2018	2,425	4,012	4,515	2,948	2,199	5,147	1.2x	1.2x	6.0	4.8	Infrastructure
AREOF III	2019	1,437	1,697	1,478	833	1,078	1,911	1.3x	1.2x	13.6	7.3	Real Estate
EIP II[20]*	2020	3,695	1,839	1,645	184	1,623	1,807	1.2x	1.1x	3.0	2.6	Real Estate

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slides 37-39 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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Private Equity Group Fund Performance Metrics

The following table presents the performance data for our drawdown funds as of March 31, 2025:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[4]	Unrealized Value[5]	Total Value	MoIC Gross[6]	MoIC Net[7]	IRR(%) Gross[8]	IRR(%) Net[9]	Primary Investment Strategy
Fund Deploying Capital												
ACOF VI*	2020	$8,375	$5,743	$5,260	$1,898	$7,079	$8,977	1.6x	1.5x	22.4	16.6	Corporate Private Equity
Funds Harvesting Investments												
ACOF IV	2012	997	4,700	4,319	9,286	856	10,142	2.3x	1.9x	19.0	13.7	Corporate Private Equity
ACOF V*	2017	7,612	7,850	7,611	3,509	7,146	10,655	1.4x	1.3x	7.4	5.5	Corporate Private Equity
AEOF	2018	472	1,120	977	228	379	607	0.6x	0.5x	(9.8)	(11.9)	Corporate Private Equity

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slide 39-40 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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Secondaries Group Fund Performance Metrics

The following table presents the performance data for our drawdown funds as of March 31, 2025:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[4]	Unrealized Value[5]	Total Value	MoIC Gross[6]	MoIC Net[7]	IRR(%) Gross[8]	IRR(%) Net[9]	Primary Investment Strategy
Funds Harvesting Investments												
LEP XV[10]	2013	$1,148	$3,250	$2,635	$3,099	$491	$3,590	1.5x	1.4x	15.7	10.4	Private Equity Secondaries
LEP XVI[10]*	2016	4,180	4,896	4,174	2,079	3,066	5,145	1.4x	1.2x	16.2	9.8	Private Equity Secondaries
LREF VIII[10]	2016	2,922	3,300	2,682	1,576	1,758	3,334	1.4x	1.2x	15.1	9.5	Real Estate Secondaries

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to the endnotes on slide 40 for additional information.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiative s BUSINESS SECTOR PALETTE GENERAL PALETTE Reconciliation and Disclosures

33 Corporate Data Board of Directors Michael Arougheti Co-Founder and Chief Executive Officer of Ares Ashish Bhutani Former Chairman and Chief Executive Officer of Lazard Asset Management and Former Vice Chairman of Lazard Ltd Antoinette Bush Senior Advisor to News Corp Kipp deVeer Co-President Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder Michael Lynton Chairman of Snap Inc. Eileen Naughton Former Chief People Officer and Vice President of People Operations at Google, Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder and Chief Executive Officer Kipp deVeer Co-President Blair Jacobson Co-President David Kaplan Co-Founder Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Corporate Secretary Corporate Headquarters 1800 Avenue of the Stars Suite 1400 Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Craig Siegenthaler (646) 855-5004 Barclays Benjamin Budish (212) 526-2418 Deutsche Bank Brian Bedell (212) 250-6600 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Dan Fannon (415) 229-1523 JMP Securities Brian McKenna (212) 906-3545 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Kyle Voigt (212) 887-7715 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 RBC Capital Markets Kenneth Lee (212) 905-5995 Redburn Atlantic Nicolas Watts +44 20 7000 2187 TD Cowen Bill Katz (212) 468-7802 Research Coverage (Con’t) UBS Investment Bank Benjamin Rubin (212) 713-2471 Wells Fargo Michael C. Brown (212) 214-8070 Wolfe Research Steven Chubak (646) 582-9315 Investor Relations Contacts Greg Mason Partner/Co-Head of Public Markets Investor Relations Tel: (314) 282-2533 gmason@aresmgmt.com Carl Drake Partner/Senior Advisor to Public Markets Investor Relations and Corporate Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Samantha Platt Vice President Tel: (914) 304-8319 splatt@aresmgmt.com General IR Contact Tel (U.S.): (888) 818-5298 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Securities Listing NYSE: ARES Transfer Agent Equiniti Trust Company, LLC

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three months ended March 31, 2025	Three months ended March 31, 2024	LTM ended March 31, 2025	LTM ended March 31, 2024
Realized Income and Fee Related Earnings:				
Income before taxes	**$141,038**	**$231,048**	**$1,185,342**	**$1,322,989**
Adjustments:				
Amortization of intangibles	37,297	29,180	133,307	192,500
Depreciation expense	10,932	7,464	35,619	31,670
Equity compensation expense	136,369	91,408	393,264	273,210
Acquisition-related equity compensation expense[1]	121,493	1,013	125,028	5,926
Acquisition-related compensation expense[2]	21,999	5,504	54,645	12,196
Acquisition and merger-related expense	34,608	10,578	81,390	17,623
Placement fee adjustment	(6)	5,540	169	2,953
Other (income) expense, net	2,526	131	(9,777)	1,016
Income before taxes of non-controlling interests in consolidated subsidiaries	(5,471)	(3,662)	(24,076)	(15,240)
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(57,979)	(65,586)	(295,239)	(316,534)
Total performance (income) loss—unrealized	(64,443)	45,476	(219,452)	(132,181)
Total performance related compensation—unrealized	40,550	(64,514)	141,887	57,259
Total net investment income—unrealized	(12,989)	(4,424)	(18,219)	(152,995)
Realized Income	**405,924**	**289,156**	**1,583,888**	**1,300,392**
Total performance income—realized	(125,448)	(23,181)	(532,446)	(407,944)
Total performance related compensation—realized	84,416	13,156	352,561	271,703
Total net investment loss—realized	2,384	22,539	23,340	46,623
Fee Related Earnings	**$367,276**	**$301,670**	**$1,427,343**	**$1,210,774**

Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of stockholders to analyze our performance.

1. Represents equity compensation expense associated with recent acquisitions for a portion of the purchase price that is required to be recorded as employee compensation.
2. Represents bonus payments, contingent obligations (earnouts) and other costs recorded in connection with various acquisitions that are recorded as compensation expense.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

	Three months ended March 31,		LTM ended March 31,	
$ in thousands	2025	2024	2025	2024
Performance income and net investment income reconciliation:				
Carried interest allocation	$160,008	$(32,478)	$582,666	$434,613
Incentive fees	32,048	8,667	367,538	276,371
Carried interest allocation and incentive fees	**192,056**	**(23,811)**	**950,204**	**710,984**
Performance income (loss)—realized from Consolidated Funds	10	(3)	1,333	960
Fee related performance revenues	(28,051)	(3,717)	(255,871)	(180,295)
Total performance (income) loss—unrealized	(59,325)	51,404	(193,447)	(117,089)
Performance (income) loss of non-controlling interests in consolidated subsidiaries	20,758	(692)	30,227	(6,616)
Performance income—realized	**$125,448**	**$23,181**	**$532,446**	**$407,944**
Total consolidated other income	**$66,561**	**$62,178**	**$333,645**	**$504,819**
Net investment income from Consolidated Funds	(84,622)	(79,075)	(397,472)	(521,040)
Principal investment income (loss)	26,839	(2,666)	67,872	117,509
Other expense (income), net	2,526	131	(9,777)	1,016
Other expense (income) of non-controlling interests in consolidated subsidiaries	(699)	1,317	611	4,068
Investment income—unrealized	(12,989)	(4,424)	(18,219)	(152,995)
Total realized net investment loss	**$(2,384)**	**$(22,539)**	**$(23,340)**	**$(46,623)**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of stockholders to analyze our performance.

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36 The tables for each of the investment group highlights on slides 14-17 are a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slide 19 for complete financial results. Credit Group 1. The Credit Group had ~615 investment and investor relations professionals, ~280 active funds, ~1,900 portfolio companies and ~1,850 alternative credit investments as of March 31, 2025. 2. Composite returns are calculated by asset-weighting the underlying fund-level time-weighted returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the alternative credit strategy is represented by the composite made up of Pathfinder I and Pathfinder II. The net returns were 1.9% for Q1-25 and 8.9% for Q1-25 LTM. • Performance for the opportunistic credit strategy is represented by the composite made up of ASOF I and ASOF II. The net fund-level returns were (0.1)% for Q1-25 and 6.3% for Q1-25 LTM. • Performance for the U.S. senior direct lending strategy is represented by the composite made up of SDL I and SDL II levered feeder funds. The net returns were 2.4% for Q1-25 and 11.4% for Q1-25 LTM. The gross and net returns for the composite made up of the SDL I and SDL II unlevered feeder funds were 2.3% and 1.8% for Q1-25, respectively, and 10.9% and 8.5% for Q1-25 LTM, respectively. • Performance for the U.S. junior direct lending strategy is represented by the composite made up of PCS I and PCS II. The net returns were 1.1% for Q1-25 and 8.1% for Q1-25 LTM. • Performance for the European direct lending strategy is represented by the composite made up of ACE IV, ACE V and ACE VI levered Euro-denominated feeder funds. Returns presented on slide 14 for the European direct lending composite are Euro-denominated as this is the base denomination of the funds. The net returns were 1.7% for Q1-25 and 8.5% for Q1-25 LTM. The gross and net returns for the composite made up of ACE IV, ACE V and ACE VI U.S. dollar denominated feeder funds were 3.7% and 2.8% for Q1-25, respectively, and 13.2% and 9.8% for Q1-25 LTM, respectively. • Performance for the APAC credit strategy is represented by the composite made up of SSG V and SSG VI. The net returns were 3.0% for Q1-25 and 17.4% for Q1-25 LTM. 3. Since inception returns are annualized. 4. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund’s NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 5. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC and ASIF can be found in its filings with the SEC, which are not part of this report. 6. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. The fund is made up of a Main Class (“Class Mˮ) and a Constrained Class (“Class Cˮ). Class M includes investors electing to participate in all investments and Class C includes investors electing to be excluded from exposure to liquid investments. Returns presented in the table are for onshore Class M. The current quarter gross and net returns for Class M (offshore) are 3.0% and 2.1%, respectively. The since inception gross and net returns for Class M (offshore) are 11.6% and 8.2%, respectively. The current quarter gross and net returns for Class C (offshore) are 2.5% and 1.8%, respectively. The since inception gross and net returns for Class C (offshore) are 11.2% and 8.0%, respectively. 7. For funds other than our opportunistic credit funds, realized value represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. For our opportunistic credit funds, realized value represent the sum of all cash distributions to the fee-paying limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 8. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. For funds other than our opportunistic credit funds, the unrealized value is based on all partners. For our opportunistic credit funds, the unrealized value is based on the fee-paying limited partners. 9. The gross multiple of invested capital (“MoICˮ) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Investment Group Highlights and Fund Performance Endnotes

37 Credit Group (cont’d) 13. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered, and two feeder funds: ACE V (D) Levered and ACE V (Y) Unlevered. ACE V (E) Levered includes the ACE V (D) Levered feeder fund and ACE V (E) Unlevered includes the ACE V (Y) Unlevered feeder fund. The gross and net IRR and gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Levered exclude the ACE V (D) Levered feeder fund and metrics for ACE V (E) Unlevered exclude the ACE V (Y) Unlevered feeder fund. The gross and net IRR for ACE V (G) Unlevered are 12.6% and 9.5%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.4x and 1.3x, respectively. The gross and net IRR for ACE V (G) Levered are 16.7% and 12.2%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.5x and 1.3x, respectively. The gross and net IRR for ACE V (D) Levered are 15.7% and 11.8%, respectively. The gross and net MoIC for ACE V (D) Levered are 1.5x and 1.3x, respectively. The gross and net IRR for ACE V (Y) Unlevered are 11.1% and 8.1%, respectively. The gross and net MoIC for ACE V (Y) Unlevered are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 14. ACE VI is made up of six parallel funds, four denominated in Euros and two denominated in pound sterling: ACE VI (E) Unlevered, ACE VI (E) II Unlevered, ACE VI (G) Unlevered, ACE VI (E) Levered, ACE VI (E) II Levered, and ACE VI (G) Levered, and three feeder funds: ACE VI (D) Levered, ACE VI (Y) Unlevered and ACE VI (D) Rated Notes. ACE VI (E) II Levered includes ACE VI (D) Levered feeder fund and ACE VI (E) II Unlevered includes ACE VI (Y) Unlevered and ACE VI (D) Rated Notes feeder funds. The gross and net IRR and gross and net MoIC presented in the table are for ACE VI (E) Unlevered and ACE VI (E) Levered. Metrics for ACE VI (E) II Levered exclude the ACE VI (D) Levered feeder fund and metrics for ACE VI (E) II Unlevered exclude ACE VI (Y) Unlevered and ACE VI (D) Rated Notes feeder funds. The gross and net IRR for ACE VI (G) Unlevered are 12.7% and 8.5%, respectively. The gross and net MoIC for ACE VI (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (G) Levered are 29.4% and 17.0%, respectively. The gross and net MoIC for ACE VI (G) Levered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE VI (E) II Unlevered are 20.4% and 15.8%, respectively. The gross and net MoIC for ACE VI (E) II Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (E) II Levered are 24.6% and 17.5%, respectively. The gross and net MoIC for ACE VI (E) II Levered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE VI (D) Levered are 23.5% and 17.6%, respectively. The gross and net MoIC for ACE VI (D) Levered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE VI (Y) Unlevered are 10.7% and 6.9%, respectively. The gross and net MoIC for ACE VI (Y) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (D) Rated Notes are 20.4% and 11.9%, respectively. The gross and net MoIC for ACE VI (D) Rated Notes are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE VI Unlevered and ACE VI Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 15. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 10.0% and 7.1%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.6x and 1.5x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 16. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered and one feeder fund: ACE IV (D) Levered. ACE IV (E) Levered includes the ACE IV (D) Levered feeder fund. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered exclude the U.S. dollar denominated feeder fund. The gross and net IRR for ACE IV (G) Unlevered are 9.7% and 7.1%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.5x and 1.4x, respectively. The gross and net IRR for ACE IV (G) Levered are 12.6% and 9.0%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.6x and 1.5x, respectively. The gross and net IRR for ACE IV (D) Levered are 12.7% and 9.3%, respectively. The gross and net MoIC for ACE IV (D) Levered are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Real Assets Group 1. The Real Assets Group had ~930 investment and investor relations professionals, ~1,250 properties, ~75 infrastructure assets and ~105 active funds as of March 31, 2025. Included within these amounts, the acquisition of GCP International added ~545 investment and investor relations professionals, ~700 properties, ~10 infrastructure assets and ~25 active funds as of March 31, 2025. 2. Includes results of GCP International following the acquisition close date of March 1, 2025. 3. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the Americas real estate equity strategy is represented by the composite made up of DEV II, AREOF III, US IX and US X. The net returns were 1.3% for Q1-25 and 5.0% for Q1-25 LTM. • Performance for the European real estate equity strategy is represented by the composite made up of EPEP II, EPEP III and EF V. EF V is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Returns presented on slide 15 for European real estate equity are shown for the Euro denominated composite as this is the base denomination of the funds. The net returns were (0.2)% for Q1-25 and 0.1% for Q1-25 LTM. The gross and net returns for the U.S. dollar denominated feeder fund for European real estate equity were (1.1)% and (1.3)% for Q1-25, respectively, and 4.2% and 2.7% for Q1-25 LTM, respectively. • Performance for the infrastructure debt strategy is represented by the composite made up of U.S. dollar denominated hedged feeder funds for IDF III, IDF IV and IDF V. The net returns were (1.2)% for Q1-25 and 5.1% for Q1-25 LTM. 4. Since inception returns are annualized. Investment Group Highlights and Fund Performance Endnotes (cont'd)

38 Investment Group Highlights and Fund Performance Endnotes (cont'd) Real Assets Group (cont’d) 5. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. 6. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at NAV on the semi-annual period-end date. NAVs are calculated semi-annually in February and August, and therefore, only the since inception return is presented. The inception date used in the calculation of the since inception return is the date in which the fund's investment units began to be listed on the Tokyo Stock Exchange. The since inception return is calculated based on the most recent NAV date. Additional information related to J-REIT can be found in its materials posted to its website, which are not part of this report. 7. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. 8. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 9. For the real estate funds (excluding EIP II), USPF IV and EIF V, realized value represents distributions of operating income, interest income, other fees and proceeds from realizations of interests in portfolio investments. For IDF V, IDF IV and EIP II, realized proceeds include distributions of operating income, sales and financing proceeds received to the limited partners. Realized value excludes any proceeds related to bridge financings. 10. For the real estate funds (excluding EIP II), USPF IV and EIF V, the unrealized value represents the fair value of remaining investments. For IDF V, IDF IV and EIP II, unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 11. For the real estate funds (excluding EIP II), USPF IV and EIF V, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For IDF V, IDF IV and EIP II, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and, if applicable, excludes interests attributable to the non fee-paying limited partners and/ or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, credit facility interest expense, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 13. For the real estate funds (excluding EIP II), USPF IV and EIF V, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For the real estate funds (excluding EIP II), cash flows used in the gross IRR calculation are assumed to occur at quarter-end. For USPF IV and EIF V, cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. For IDF V, IDF IV and EIP II, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 14. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 15. IDF V is made up of U.S. Dollar hedged, Euro unhedged, GBP hedged, Yen hedged, and single investor parallel funds. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the single investor U.S. Dollar parallel fund are 10.8% and 8.4%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.2x and 1.2x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 12.7% and 9.8%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the GBP hedged parallel fund are 12.4% and 9.4%, respectively. The gross and net MoIC for the GBP hedged parallel fund are 1.2x and 1.2x, respectively. The gross and net IRR for the Yen hedged parallel fund are 8.7% and 6.1%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF V are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

39 Real Assets Group (cont’d) 16. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.5x and 1.3x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 13.6% and 10.0%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 17. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the table are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 9.7% and 5.7%, respectively. The gross and net MoIC for the euro currency investors are 1.3x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 18. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 7.9% and 5.1%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 19. IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, Yen hedged parallel funds and a single investor U.S. Dollar parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the U.S. Dollar unhedged parallel fund are 6.2% and 4.9%, respectively. The gross and net MoIC for the U.S. Dollar unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 5.7% and 4.4%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Yen hedged parallel fund are 2.7% and 1.4%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.1x and 1.1x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 4.3% and 3.1%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 20. EIP II is a Euro-denominated fund. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EIP II are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Private Equity Group 1. The Private Equity Group had ~85 investment and investor relations professionals, ~65 portfolio companies and ~60 active funds as of March 31, 2025. 2. Includes results of Crescent Point following the acquisition close date of October 2, 2023. 3. All returns are gross fund-level time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments, and also reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the corporate private equity strategy is represented by the composite made up of ACOF V and ACOF VI. The net fund-level returns were (0.2)% for Q1-25 and 1.6% for Q1-25 LTM. 4. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 5. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 6. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.8x for ACOF IV, 1.3x for ACOF V, 1.4x for ACOF VI and 0.5x for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Investment Group Highlights and Fund Performance Endnotes (cont'd)

40 Private Equity Group (cont’d) 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 13.8% for ACOF IV, 5.6% for ACOF V, 15.9% for ACOF VI and (11.9)% for AEOF. Secondaries Group 1. The Secondaries Group had ~100 investment and investor relations professionals, ~940 underlying limited partnership interests and ~85 active funds as of March 31, 2025. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to APMF can be found in its filings with the SEC, which are not part of this report. 3. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period. Additional information for performance by strategy is as follows: • Performance for the private equity secondaries is represented by the composite made up of LEP XVI and LEP XVII. The net returns were (3.4)% for Q1-25 and (8.1)% for Q1-25 LTM. • Performance for the real estate secondaries strategies is represented by LREF VIII. The net returns were (2.0)% for Q1-25 and (5.1)% for Q1-25 LTM. 4. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 5. Unrealized value represents the limited partners’ share of fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 6. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 7. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. The gross fund-level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The results of the fund are presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same. Investment Group Highlights and Fund Performance Endnotes (cont'd)

41 Glossary Ares Operating Group Entities Ares Operating Group entities or an “AOG Entityˮ refers to, collectively, Ares Holdings L.P. (“Ares Holdingsˮ) and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unitˮ refers to, collectively, a partnership unit in the Ares Operating Group entities. Assets Under Management Assets Under Management or “AUMˮ generally refers to the assets we manage. For our funds other than those noted below, our AUM represents the sum of the net asset value (“NAVˮ) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV generally refers to fair value of the assets of the fund less the liabilities of the fund but may represent carrying value of assets and liabilities of funds that are not reported at fair value. For the CLOs we manage, our AUM is equal to initial principal of collateral adjusted for paydowns. For Real Assets funds that we manage where management fees are based on gross asset value, net operating income or similar metrics including their equivalents (“GAVˮ), our AUM represents the sum of the GAV of such funds, undrawn debt (including any amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). GAV typically refers to the fair value of a fund’s total assets. AUM also includes the proceeds raised in the initial public offerings of special purpose acquisition companies (“SPACsˮ) sponsored by us, less any redemptions. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUMˮ) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powderˮ) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment vehicles, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportionate to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our stockholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Effective Management Fee Rate Effective management fee rate represents annualized management fees divided by the average fee paying AUM for the period, excluding the impact of catch-up fees.

42 Glossary (Cont'd) Fee Paying AUM Fee Paying AUM or “FPAUMˮ refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, GAV or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral. Fee Related Earnings Fee Related Earnings or “FREˮ, a non-GAAP measure that is a component of Realized Income, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and adjusts for certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments. Fee Related Earnings Margin Fee related earnings margin represents the quotient of fee related earnings and the sum of segment management fees, fee related performance revenues and other fees. Fee Related Performance Revenues Fee Related Performance Revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and eligible to be received on a recurring basis; and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limit the amounts paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Capital Deployment Gross Capital Deployment refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our drawdown funds and perpetual capital vehicles and new capital raised and invested by our open- ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUMˮ generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offerings of SPACs sponsored by us, less any redemptions. With respect to Ares Capital Corporation (NASDAQ: ARCC) (“ARCCˮ), Ares Strategic Income Fund (“ASIFˮ), our open-ended European direct lending fund and our open-ended infrastructure fund AUM, only Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUMˮ refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). ARCC, ASIF, our open-ended European direct lending fund and our open-ended infrastructure fund are only included in IGAUM when Part II Fees are being generated.

43 Glossary (Cont'd) Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, gross asset value, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our reportable segments, we have an Operations Management Group (the “OMGˮ) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG includes Ares Wealth Management Solutions, LLC (“AWMSˮ) that facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel. The OMG’s revenues and expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of stockholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of ARCC, CION Ares Diversified Credit Fund (“CADCˮ), ASIF, our open-ended European direct lending fund and our open-ended infrastructure fund. Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash- settled each quarter, unless subject to a payment deferral. Part II Fees Part II Fees refers to fees from ARCC, ASIF, our open-ended European direct lending fund and our open-ended infrastructure fund that are paid in arrears as of the end of each calendar year when the respective cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of respective Part II Fees paid in all prior years since inception. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either incentive fees earned from funds with stated investment periods or carried interest.

44 Glossary (Cont'd) Perpetual Capital Perpetual Capital refers to the AUM of: (i) our publicly-traded vehicles, including ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) (“ACREˮ), Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) (“ARDCˮ) and GLP J-REIT (TSE: 3281) (“J-REITˮ); (ii) our non-listed, perpetual wealth vehicles that are primarily distributed through financial intermediaries, including ASIF, CADC, our open-ended European direct lending fund, our open-ended infrastructure fund, our non-traded real estate investment trusts (“REITsˮ) and Ares Private Markets Fund (“APMFˮ); (iii) Aspida Holdings Ltd. (together with its subsidiaries, “Aspidaˮ); and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the perpetual capital criteria. Perpetual Capital - Private Commingled Funds refers to commingled funds that meet the perpetual capital criteria, not including our publicly-traded or perpetual wealth vehicles. Perpetual capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and perpetual wealth vehicles have one year terms, which are subject to annual renewal by such vehicles. Realized Income Realized Income or “RIˮ, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding: (i) operating results of our Consolidated Funds; (ii) depreciation and amortization expense; (iii) the effects of changes arising from corporate actions; and (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance; and adjusting for certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. Placement fee adjustment represents the net portion of either expense deferral or amortization of upfront fees to placement agents that is presented to match the timing of expense recognition with the period over which management fees are expected to be earned from the associated fund for segment purposes but have been expensed in advance in accordance with GAAP. For periods in which the amortization of upfront fees for segment purposes is higher than the GAAP expense, the placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders.